Exhibit 23.3

Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 23, 2006, with respect to the financial statements of ADC Broadband Access Systems, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-139652) and related Prospectus of BigBand Networks, Inc. for the registration of its shares of common stock.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

January 22, 2007